EXHIBIT A

    AMERICAN DEPOSITARY SHARES

    (Each American Depositary

    Share represents ten (10)

    deposited Shares)

THE BANK OF NEW YORK

AMERICAN DEPOSITARY RECEIPT

FOR COMMON SHARES

PAR VALUE OF NT$10 EACH OF

CHUNGHWA TELECOM CO., LTD.

(INCORPORATED UNDER THE LAWS OF THE REPUBLIC OF CHINA)

The Bank of New York, as depositary (hereinafter called the "Depositary"), hereby certifies that _______________________________________________, or registered assigns IS THE HOLDER OF _____________________________

AMERICAN DEPOSITARY SHARES

 representing deposited common shares, par value NT$10 per share, of CHUNGHWA TELECOM CO., LTD., a company limited by shares, incorporated under the laws of the Republic of China (herein called the "Company").  At the date hereof, each American Depositary Share represents ten (10) Shares deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the Taipei, Taiwan office of the International Commerce Bank of China (herein called the "Custodian").  The Depositary's Corporate Trust Office is located at a different address than its principal executive office.  Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.

THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS

101 BARCLAY STREET, NEW YORK, N.Y. 10286.

1.

THE DEPOSIT AGREEMENT.

This American Depositary Receipt is one of an issue (herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, as of _______________, 2003 (herein called the "Deposit Agreement"), by and among the Company, the Depositary, and all Holders and Beneficial Owners from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof.  The Deposit Agreement sets forth the rights of Holders and Beneficial Owners of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called "Deposited Securities").  Copies of the Deposit Agreement are on file at the Depositary's Corporate Trust Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.  Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.

2.

SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

Provided that the Company has delivered to the Custodian physical share certificates represented by the Certificate of Payment in respect of a deposit of Shares in connection with an offering, upon payment of the fee of the Depositary for the surrender and cancellation of ADRs as provided in Section 5.09 of the Deposit Agreement and payment of all taxes (including any securities transaction tax) and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of the Deposit Agreement and the transfer restrictions applicable to the shares, if any, the Holder of such Receipt shall be entitled to delivery, to him or upon his order, of the amount Deposited Securities at the time represented by the ADSs evidenced by such ADR.

Delivery of such Deposited Securities may be made by the delivery of (a) certificates in the name of such Holder or as ordered by him or certificates properly endorsed or accompanied by proper instruments of transfer to such Holder or as ordered by him and (b) any other securities, property and cash to which such Holder is then entitled in respect of such Receipts to such Holder or as ordered by him.  Such delivery will be made at the option of the Holder hereof, either at the office of the Custodian or at the Corporate Trust Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Corporate Trust Office of the Depositary shall be at the risk and expense of the Holder hereof.

The Depositary shall not deliver Deposited Securities to a Holder in accordance with this Article (3) unless such Holder presents evidence of payment of any securities transaction tax which may be imposed under R.O.C. law, unless the Company shall have advised the Depositary that no such tax is assessable in connection with the withdrawal of Deposited Securities under the Deposit Agreement.

Notwithstanding anything to the contrary in Section 2.05 of the Deposit Agreement, the Holder of Temporary ADSs representing an interest in the Certificate of Payment deposited in connection with an offering shall not be entitled to withdraw any Deposited Securities.

3.

TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.

The transfer of this Receipt is registrable on the books of the Depositary at its Corporate Trust Office by the Holder hereof in person or by a duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose.  This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.  As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Custodian, or Registrar may require payment from the depositor of the Shares or the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any reasonable regulations the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt, including, without limitation, this Article (3).

The Depositary and the Company have been advised that under current R.O.C. law, no deposits of Shares may be made in the depositary receipt facility, and no ADSs may be ~~issues~~issued against such deposits, without specific approval of the R.O.C. Securities and Futures Commission (the “SFC”) except in connection with the offering and the issuance of additional ADSs in connection with (i) dividends on or free distributions of Shares, (ii) the exercise by Holders of their pre-emptive rights applicable to Shares evidenced by ADSs in the event of capital increases for cash or (iii) as permitted hereunder, the purchase directly by any person or through the Depositary of Shares on the Taiwan Stock Exchange for deposit in the depositary receipt facility, provided that the total number of ADSs outstanding after an issuance described in clause (iii) does not exceed the number of issues ADSs previously approved by the SFC (plus any ADSs created pursuant to clauses (i) and (ii) above).  The Depositary and the Company have been advised that under current R.O.C. law, issuances under clause (iii) above will be permitted only to the extent that previously issued ADSs have been canceled and the underlying Shares have been withdrawn from the depositary receipt facility ~~upon cancellation of such ADSs have been sold on the Taiwan Stock Exchange~~.  The Depositary may not accept any Shares for deposit pursuant to clause (iii) unless it receives evidence satisfactory (which may be in the form of opinions of R.O.C. and U.S. counsel)to the effect that such Shares may lawfully be deposited pursuant to the Deposit Agreement and are not Restricted Securities.  The laws of the R.O.C. applicable to the deposit of Shares may change from time to time.  There can be no assurance that current laws will continue in effect or that future changes of R.O.C. law will not adversely affect the ability to deposit Shares under the Deposit Agreement.

The Depositary and the Custodian will each refuse to accept for deposit Shares or other securities that it reasonably believes to be Restricted Securities.  Persons depositing Shares, other than in connection with an issuance approved by the SFC or by the Company depositing Shares constituting a free distribution of Shares by way of dividend or stock split, will be required to present appropriate evidence (including opinions of counsel if requested) satisfactory to the Depositary and the Custodian that such Shares and the issuance of the ADRs evidencing the ADSs issuable upon such deposit are not Restricted Securities.

The delivery of Receipts against deposit of Shares generally or against deposit of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement or this Receipt, or for any other reason, subject to the provisions of the following sentence.  Notwithstanding anything to the contrary in the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

4.

LIABILITY OF HOLDER OR BENEFICIAL OWNER FOR TAXES.

If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented hereby (including any securities transaction tax), such tax or other governmental charge shall be payable by the Holder or Beneficial Owner hereof to the Depositary.  The Depositary may refuse to effect any transfer of this Receipt or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder or Beneficial Owner hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Holder or Beneficial Owner hereof shall remain liable for any deficiency.

5.

REPRESENTATIONS AND WARRANTIES ON DEPOSIT, TRANSFER, SURRENDER AND WITHDRAWAL OF SHARES OR RECEIPTS.

Each person presenting Shares for deposit under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and each certificate therefore, are duly and validly authorized, issued and outstanding, fully paid and non-assessable and free of any preemptive rights of the holders of outstanding shares and (ii) the person making such deposit is duly authorized so to do.  Such representations and warranties shall survive the deposit and withdrawal of Shares and the issuance or cancellation of Receipts or adjustments in the Depositary’s records in respect thereof.

Each person depositing Shares, taking delivery of or transferring Receipts or any beneficial interest therein, or surrendering Receipts or any beneficial interest therein and withdrawing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares or Receipts are not Restricted Securities and that any such deposit, transfer or surrender and withdrawal is not restricted under the Securities Act of 1933 and is in accordance with the applicable restrictions and conditions on transferability set forth in the Deposit Agreement, in each case in accordance with any applicable securities laws of any State of the United States.  Such representations and warranties shall survive any such deposit, transfer or surrender and withdrawal of the Shares or the receipts or beneficial interest therein.

6.

FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

Any person presenting Shares for deposit or any Holder or Beneficial Owner of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may deem necessary or proper.  The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made and any required exchange control approval obtained.  No Share shall be accepted for deposit unless accompanied by evidence reasonably satisfactory to the Depositary (which may be an opinion of counsel) that any necessary approval has been granted by any governmental body in the R.O.C.

7.

CHARGES OF DEPOSITARY.

The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time.  The Depositary shall present its statement for such charges and expenses to the Company once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03 of the Deposit Agreement), or by Holders, as applicable:  (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the Deposit Agreement, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.03, 4.03 or 4.04 of the Deposit Agreement and the surrender of Receipts pursuant to Section 2.05 or 6.02 of the Deposit Agreement, (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, including, but not limited to Sections 4.01 through 4.04 of the Deposit Agreement to the extent permitted by the rules of any securities exchange on which the American Depositary Shares may be listed for trading, (7) a fee for the distribution of securities pursuant to Section 4.02 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause 7 treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to Holders and (8) any other charge payable by the Depositary, any of the Depositary's agents, including the Custodian, or the agents of the Depositary's agents in connection with the servicing of Shares or other Deposited Securities (which charge shall be assessed against Holders as of the date or dates set by the Depositary in accordance with Section 4.06 of the Deposit Agreement and shall be payable at the sole discretion of the Depositary by billing such Holders for such charge or by deducting such charge from one or more cash dividends or other cash distributions).

The Depositary, subject to Section 2.09 of the Deposit Agreement, may own and deal in any class of securities of the Issuer and its affiliates and in Receipts.

8.

PRE-RELEASE OF RECEIPTS.

Notwithstanding Section 2.03 of the Deposit Agreement, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement (a "Pre-Release").  The Depositary may, pursuant to Section 2.05 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release.  Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom Receipts or Shares are to be delivered that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of American Depositary Shares which are outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

9.

TITLE TO RECEIPTS.

It is a condition of this Receipt and every successive Holder and Beneficial Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of New York; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes.

10.

VALIDITY OF RECEIPT.

This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary; provided, however that such signature may be a facsimile if a Registrar for the Receipts shall have been appointed and such Receipts are countersigned by the manual of a duly authorized officer of the Registrar.

11.

REPORTS; INSPECTION OF TRANSFER BOOKS.

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Commission.  Such reports will be available for inspection and copying at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549.

The Depositary will make available for inspection by Holders and Beneficial Owners of Receipts at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary will also, upon written request, send to Holders of Receipts copies of such reports furnished by the Company pursuant to the Deposit Agreement.  Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English to the extent such materials are required to be translated into English pursuant to any regulations of the Commission or any stock exchange on which the American Depositary Shares are listed.

The Depositary will keep books, at its Corporate Trust Office, for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Holders of Receipts, provided that such inspection shall not be for the purpose of communicating with Holders of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.  The Depositary agrees that it will not otherwise disclose any information set forth in such records except as requested or authorized in writing by the Company or as required by law.

12.

DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and subject to the Deposit Agreement, convert as soon as reasonably practicable such dividend or distribution into Dollars and will distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Article (8) hereof and Section 5.09 of the Deposit Agreement) to the Holders of Receipts entitled thereto; provided, however, that in the event that the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Holders of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly.

Subject to the provisions of Sections 4.11 and 5.09 of the Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in Section 4.01, 4.03 or 4.04 of the Deposit Agreement, the Depositary will cause the securities or property received by it to be distributed to the Holders entitled thereto, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the reasonable opinion of the Depositary such distribution cannot be made proportionately among the Holders of Receipts entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Article (8) hereof and Section 5.09 of the Deposit Agreement) will be distributed by the Depositary to the Holders of Receipts entitled thereto all in the manner and subject to the conditions described in Section 4.01 of the Deposit Agreement.

If any distribution consists of a dividend in, or free distribution of, Shares, the Depositary may, and will if the Company so requires distribute to the Holders of outstanding Receipts entitled thereto, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees and expenses of the Depositary as provided in Article (8) hereof and Section 5.09 of the Deposit Agreement.  The Depositary may withhold any such distribution of Receipts if it has not received satisfactory assurances from the Company (which may be an opinion of counsel) that such distribution does not require registration under the Securities Act of 1933 or is exempt from registration under the provisions of such Act.  If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.  In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01 of the Deposit Agreement.

In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Holders of Receipts entitled thereto.

13.

RIGHTS.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall have discretion as to the procedure to be followed in making such rights available to any Holders or in disposing of such rights on behalf of any Holders and making the net proceeds available in Dollars to such Holders or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Holders or dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse.  If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all or certain Holders but not to other Holders, the Depositary may distribute to any Holder to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Holder, warrants or other instruments therefor in such form as it deems appropriate.

In circumstances in which rights would otherwise not be distributed, if a Holder of Receipts requests the distribution of warrants or other instruments in order to exercise the rights allocable to the American Depositary Shares of such Holder under the Deposit Agreement, the Depositary will make such rights available to such Holder upon written notice from the Company to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such Holder has executed such documents as the Company has determined in its sole discretion are reasonably required under applicable law.

If the Depositary has distributed warrants or other instruments for rights to all or certain Holders, then upon instruction from such a Holder pursuant to such warrants or other instruments to the Depositary from such Holder to exercise such rights, upon payment by such Holder to the Depositary for the account of such Holder of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Holder, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary or the Custodian on behalf of such Holder.  As agent for such Holder, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.02 of the Deposit Agreement, and shall, pursuant to Section 2.03 of the Deposit Agreement, execute and deliver Receipts to such Holder.  In the case of a distribution pursuant to the second paragraph of this Article (13), such Receipts shall be legended in accordance with applicable laws, and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain Holders, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Holders to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in Section 5.09 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any Receipt, Receipts or otherwise.

The Depositary will not offer rights to Holders unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to Holders or are registered under the provisions of such Act; provided, that nothing in the Deposit Agreement shall create, or be construed to create, any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective.  If a Holder of Receipts requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel in the United States to the Company upon which the Depositary may rely that such distribution to such Holder is exempt from such registration.

The Depositary shall not be responsible for any determination or failure to determine that it may be lawful or feasible to make such rights available to Holders in general or any Holder in particular.

14.

CONVERSION OF FOREIGN CURRENCY.

Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.09 of the Deposit Agreement.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary, after consultation with the Company, is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary or the Custodian to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Holders entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled thereto.

15.

RECORD DATES.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall find it necessary or convenient, the Depositary shall fix a record date, (a) for the determination of the Holders of Receipts who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, (b) on or after which each American Depositary Share will represent the changed number of Shares, subject to the provisions of the Deposit Agreement or (c) for such other purpose as the Depositary finds necessary or convenient, which date shall be the same date or as near as possible to the corresponding record date fixed by the Company.

16.

VOTING OF DEPOSITED SECURITIES.

The Holders hereby appoint the Depositary as their representative to exercise voting rights with respect to the Shares represented by the ADSs in the following manner.  The Company agrees to provide the Depositary no later than the business day (the "Cutoff Date") that is at least 24 calendar days prior to any meeting of shareholders (such period covering the date of dispatch of such notice and the date of the meeting of shareholders) with sufficient copies of the annual report or other relevant report, as the Depositary may reasonably request.  Upon the written request of the Company, the Depositary will, at the sole cost and expense of the Company, duplicate for distribution a sufficient amount of documents specified by the Company to be duplicated and distributed, including a copy of notices of meetings of the shareholders of the Company and the agenda therefor and any voting instruction forms, as well as English translations thereof (containing an indication of the number of directors or supervisors to be elected in the case of an election of directors or supervisors) by which each Holder may give instructions to the Depositary to vote (i) for or against each resolution specified in the agenda for the meeting and (ii) on a cumulative basis, for the persons designated by such Holder as directors and supervisors (the "Materials").  Upon receipt of the Materials, the Depositary shall, as soon as practicable thereafter, fix a record date for determining the Holders entitled to receive information as to such meeting as provided in Section 4.06 of the Deposit Agreement and shall mail the Materials to such Holders.  If the Company fails to supply the Materials to the Depositary by the Cutoff Date, the Depositary shall be under no obligation to mail the Materials to Holders and, subject to the provisions described below, will cause all Deposited Securities represented by the ADRs to be present at the relevant meeting of shareholders insofar as practicable and permitted under applicable law but will not vote or notify any voting instructions relating to any such Deposited Securities.  In order for voting instructions with respect to an ADS to be valid, the instructions must be completed and duly signed by the Holder of such ADS on the record date established by the Depositary and returned to the Depositary by such date.  The Depositary shall exercise voting rights with respect to the ADS only in accordance with valid voting instructions.

Subject to the provisions described in the following paragraph, which will apply to the election of directors and supervisors, if a Holder or Holders together holding at least 51% of the ADSs outstanding at the relevant record date instruct the Depositary to vote in the same manner in respect of one or more resolutions to be proposed at the meeting (other than the election of directors or supervisors), the Depositary will notify the instructions to the Designated Representative (as defined below in this Section 4.7) or such other person as he may designate (the "Substitute") and appoint the Designated Representative or the Substitute as the representative of the Depositary and Holders to attend such meeting and vote all the Deposited Securities represented by ADSs in the manner so instructed by such Holders in relation to such resolution or resolutions.  If, for any reason, the Depositary has not by the date specified by it received instructions from a Holder or Holders together holding at least 51% of all the ADSs outstanding at the relevant record date to vote in the same manner in respect of any resolution (other than the election of directors or supervisors), then such Holders will be deemed to have instructed the Depositary to authorize and appoint the Designated Representative or the Substitute as the representative of the Depositary and the Holders to attend such meeting and vote, at his sole discretion, all the Deposited Securities represented by all ADSs, which may not be in the interest of the Holders; provided, however, that no such authorization shall be given with respect to any matter as to which the Designated Representative informs the Depositary that he does not wish to be so authorized, in which event the Depositary will not vote at the relevant meeting but will take such action as is necessary to cause all the Deposited Securities to be counted for the purpose of satisfying applicable quorum requirements.

The Depositary will notify the Designated Representative or the Substitute of the instructions for the election of directors and supervisors received from Holders and appoint the Designated Representative or the Substitute as the representative of the Depositary and the Holders to attend such meeting and, subject to the provisions described in this paragraph, vote the Deposited Securities represented by ADSs as to which the Depositary has received instructions from Holders for the election of directors and supervisors in the manner so instructed, subject to any restrictions imposed by R.O.C. law, rule or regulation or the Articles of Association of the Company.  Holders who by the date specified by the Depositary have not delivered instructions to the Depositary, will be deemed to have instructed the Depositary to authorize the Designated Representative or the Substitute as the representative of the Depositary and the Holders to attend such meeting and vote, at his sole discretion, all the Deposited Securities represented by ADSs as to which the Depositary has not received instructions from the Holders for the election of directors and supervisors, which may not be in the interest of the Holders; provided, however, that no such authorization shall be given with respect to any election of directors or supervisors as to which the Designated Representative informs the Depositary that he does not wish to be so authorized, in which event the Depositary will attend such meeting and will vote those Deposited Securities represented by the ADSs as to which it has received instructions from Holders for the election of directors and supervisors in the manner so instructed; provided further, that the Depositary will not vote at the relevant meeting any Deposited Securities represented by ADSs, as to which the Depositary has not received instructions from the Holders for the election of directors and supervisors but will take such action as is necessary to cause all the Deposited Securities to be counted for the purpose of satisfying applicable quorum requirements.

By continuing to hold ADRs, all Holders will be deemed to have agreed to these voting provisions, as they may be amended from time to time.

The Depositary will not, and the Depositary will endeavor to ensure that the Custodian and their respective nominees (including the Designated Representative) do not (except as described above), exercise any discretion as to voting, nor vote or attempt to exercise the right to vote that attaches to the Deposited Securities, other than in accordance with instructions received as herein provided.

"Designated Representative" means the person who is the Chairman of the Company from time to time.

Beneficial Owners are entitled to exercise their voting rights only through the procedures applicable to the respective Holders of the ADRs in which they have a beneficial interest.

17.

CHANGES AFFECTING DEPOSITED SECURITIES.

In circumstances where the provisions of Section 4.03 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, and upon the Depositary having obtained specific regulatory approval, if necessary, for the issuance of additional ADSs from the appropriate governmental entity in the R.O.C., any securities which shall be received by the Depositary or a Custodian in exchange for, in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may, and shall if the Company shall so request, execute and deliver additional Receipts as in the case of a distribution in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

18.

LIABILITY OF THE COMPANY AND DEPOSITARY.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Holder or Beneficial Owner of any Receipt, if by reason of any provision of any present or future law or regulation of the United States, the R.O.C. or any other jurisdiction, or of any other governmental or regulatory authority, or by reason of any provision, present or future, of the Articles of Incorporation of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Depositary or the Company shall be prevented, delayed or forbidden from or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Company or any of their respective directors, employees, agents or affiliates incur any liability to any Holder or Beneficial Owner of a Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.  Where, by the terms of a distribution pursuant to Section 4.01, 4.02 or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, such distribution or offering may not be made available to Holders of Receipts, and the Depositary may not dispose of such distribution or offering on behalf of such Holders and make the net proceeds available to such Holders, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.  Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Holders or Beneficial Owners of Receipts, except that they agree to perform their obligations specifically set forth in the Deposit Agreement without negligence or bad faith.  The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities.  Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.  Neither the Depositary nor the Company shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or Beneficial Owner of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information.  The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.  Neither the Depositary not the Company shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.  The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of any registration with the Commission of Receipts, American Depositary Shares or Deposited Securities or the offer or sale thereof in the United States or out of any acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified, or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its directors, employees, agents and affiliates.  No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

19.

RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.

The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election to do so delivered to the Company, such resignation to take effect  upon the appointment of a successor depositary and its acceptance of such appointment by the Company as provided in the Deposit Agreement.  The Depositary may at any time be removed by the Company by 120 days prior written notice of such removal, to become effective upon the later of (i) the 120th day after delivery of the notice to the Depositary or (ii) the appointment by the Company of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  Whenever the Depositary in its discretion determines that it is in the best interest of the Holders of Receipts to do so, it may, subject to the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed),  appoint a substitute or additional custodian or custodians.

20.

AMENDMENT.

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Holders or Beneficial Owners of Receipts in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees and cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Holders of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of 30 days after notice of such amendment shall have been given to the Holders of outstanding Receipts.  Every Holder of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby except in order to comply with mandatory provisions of applicable law.

21.

TERMINATION OF DEPOSIT AGREEMENT.

The Depositary at any time at the direction of the Company, shall terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination.  The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Holders of all Receipts then outstanding if at any time 180 days, or at such time prior to 180 days in accordance with applicable U.S. law, regulation, or of any U.S. governmental or regulatory authority or stock exchange, shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement.

To the extent non-R.O.C. persons who are Holders of ADRs are permitted to withdraw the Shares underlying the ADSs evidenced thereby under applicable law at the time of the termination of this Agreement, the following paragraph shall apply to all Holders who may so withdraw such Shares.

On and after the date of termination, the Holder of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.05 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the number of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any Shares, rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges).

To the extent non-R.O.C. persons who are Holders of ADRs are not permitted to withdraw the Shares underlying the ADSs evidenced thereby under applicable law at the time of the termination of this Agreement, the following paragraph shall apply to all Holders who may not so withdraw such Shares.

If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights, Shares and other property as provided in this Deposit Agreement, and shall continue to deliver the net proceeds of the sale of any rights, Shares or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges).

At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Holders of Receipts which have not theretofore been surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Holder of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges).  Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary with respect to indemnification, charges, and expenses.

22.

DISCLOSURE OF INTERESTS.

The Company and the Depositary may from time to time request Holders or former Holders to provide information as to the capacity in which such Holders hold or held ADRs and regarding the identity of any other persons then or previously interested in such ADRs and the nature of such interest and various other matters as may be required to comply with applicable law or the Articles of Incorporation of the Company.  Each such Holder agrees to provide any information requested by the Company or the Depositary pursuant to Section 3.04 of the Deposit Agreement and this Article (25) and any applicable laws or regulations whether or not still a Holder at the time of such request.

23.

OWNERSHIP RESTRICTIONS.

Notwithstanding any other provision of the Deposit Agreement, the Company may, subject to any applicable laws and regulations, restrict deposits of the Shares where such deposit might result in ownership of Shares exceeding the limits under the applicable law or the Company’s Articles of Incorporation. Currently, under the Telecommunications Act of the R.O.C., the total direct and indirect shareholding of the Company by non-R.O.C. persons may not exceed twenty percent (20%) of the total outstanding Shares, which shareholding limitation may change from time to time. The Company may, in its sole discretion, instruct the Depositary to take action with respect to the ownership interest of any Holder in excess of the limitation set forth in the preceding sentence, including but not limited to refusing to accept Shares for deposit from a holder of Shares in excess of the applicable limitation if a deposit of Shares would result in a violation of such limitations, if and to the extent such action is permitted by any applicable law.  The Depositary shall use its reasonable efforts to comply with the written instruction of the Company as provided in this Section, only if such instructions are reasonable and practicable.

24.

COMPLIANCE WITH INFORMATION REQUESTS.

Notwithstanding any other provision of the Deposit Agreement, each Holder agrees to comply with requests from the Company pursuant to R.O.C. law and any stock exchange on which the Shares are, or will be, registered, traded or listed or the Articles of Incorporation of the Company, which are made to provide information, inter alia, as to the capacity in which such Holder owns Receipts (and Shares as the case may be) and regarding the identity of any other person interested in such Receipts and the nature of such interest, and the Depositary agrees to use its reasonable efforts to comply with written instructions, only if such instructions are reasonable and practicable, received from the Company requesting that the Depositary forward any such request from the Company to the Holder and to forward to the Company any such responses to such requests received by the Depositary.

25.

COMPLIANCE WITH U.S. SECURITIES LAWS.

Notwithstanding anything in the Deposit Agreement to the contrary, the Issuer and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A.(1) of the General Instructions to the Registration Statement on Form F-6, as amended from time to time, under the Securities Act of 1933.

26.

TAX GUARANTOR; SECURITIES TRADING ACCOUNT.

The Depositary and the Company have been advised that under current R.O.C. law, a Holder who is a non-R.O.C. person wishing to withdraw Deposited Securities from the ADR facility is required to appoint an eligible agent in the R.O.C. for filing tax returns and making tax payments (a “Tax Guarantor”). Such Tax Guarantor will be required to meet the qualifications set by the Ministry of Finance of the R.O.C. and will act as the guarantor of the withdrawing Holder’s tax payment obligations.  In addition, subject to certain limited exceptions, under current R.O.C. law, repatriation of profits by a non-R.O.C. withdrawing Holder is subject to the submission of evidence by the withdrawing Holder of the appointment of a Tax Guarantor to, and approval thereof by, the tax authority.

The Depositary and the Company have also been advised that, under current R.O.C. law, such withdrawing Holder is required to appoint a local agent in the R.O.C. to, among other things, open a securities trading account with a local securities brokerage firm, remit funds and exercise shareholder’s rights.  In addition, such withdrawing Holder is also required to appoint a custodian bank to hold the securities and cash in safekeeping, make confirmations and settle trades and report all relevant information.  Without making such appointment and the opening of such account, the withdrawing Holder would be unable to hold or subsequently sell the Deposited Securities withdrawn from the ADR facility on the Taiwan Stock Exchange or otherwise.  The laws of the R.O.C. applicable to the withdrawal of Deposited Securities may change from time to time.  Furthermore, such withdrawing Holder is also required to be, or to obtain the relevant R.O.C. approval as, a qualified foreign institutional investor or a general foreign investor in order to receive Shares upon withdrawal.  There can be no assurances that current law will remain in effect or that future changes of R.O.C. law will not adversely affect the ability of Holders to withdraw Deposited Securities hereunder.

27.

SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE OF PROCESS.

The Company hereby (i) irrevocably designates and appoints CT Corporation, 111 8th Avenue, New York, New York 10011, in the State of New York, as the Company's authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Agreement, (ii) consents and submits to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and (iii) agrees that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.  The Depositary agrees to provide notice, in accordance with Section 7.05 of the Deposit Agreement, to the Company of any such service of process upon the authorized agent; provided, however, that any action or omission with respect to such notice shall not in any way invalidate or other constitute a waiver of such service of process.  The Company agrees to deliver to the Depositary, upon the execution and delivery of this Deposit Agreement, a written acceptance by such agent of its appointment as such agent.  The Company further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect for so long as any American Depositary Shares or Receipts remain outstanding or this Agreement remains in force.  If for any reason the authorized agent shall cease to be available to act as such, the Company agrees to designate a new authorized agent in New York on the terms and for the purposes of this Article 27 or the Deposit Agreement and deliver to the Depositary written notice, in accordance with Section 7.05 of the Deposit Agreement, of such new authorized agent, which notice shall take effect upon the Depositary’s receipt of such notice.  In the event the Company fails to continue such designation and appointment in full force and effect, the Company hereby waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder, and service so made shall be deemed completed five (5) days after the same shall have been so mailed.

28.

ARBITRATION; SETTLEMENT OF DISPUTES.

In the event the Depositary is advised that a judgment of a United States court may not be recognized or enforced in the R.O.C., the following provisions shall apply:

(i)

Any controversy, claim or cause of action brought by any party or parties hereto against any other party or parties hereto arising out of or relating to the Deposit Agreement shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

(ii)

The place of the arbitration shall be the City of New York, State of New York, United States of America, and the language of the arbitration shall be English.

(iii)

The number of arbitrators shall be three, each of whom shall be disinterested in the dispute or controversy, shall have no connection with any party thereto, and shall be an attorney experienced in international securities transactions.  Each party shall appoint one arbitrator and the two arbitrators shall select a third arbitrator who shall serve as chairperson of the tribunal.  If a dispute, controversy or cause of action shall involve more than two parties, the parties shall attempt to align themselves in two sides (i.e., claimant and respondent), each of which shall appoint one arbitrator as if there were only two parties to such dispute, controversy or cause of action.  If either or both parties fail to select an arbitrator, or if such alignment (in the event there is more than two parties) shall not have occurred, within sixty (60) calendar days after the initiating party serves the arbitration demand or the two arbitrators fail to select a third arbitrator within sixty (60) calendar days of the selection of the second arbitrator, the American Arbitration Association shall appoint the arbitrator or arbitrators in accordance with its rules.  The parties and the American Arbitration Association may appoint the arbitrators from among the nationals of any country, whether or not a party is a national of that country.

(iv)

The arbitrators shall have no authority to award damages not measured by the prevailing party's actual damages and shall have no authority to award any consequential, special or punitive damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of the Deposit Agreement.

(v)

In the event any third-party action or proceeding is instituted against the Depositary relating to or arising from any act or failure to act by the Company, the Company hereby submits to the personal jurisdiction of the court or administrative agency in which such action or proceeding is brought.

29.

WAIVER OF IMMUNITIES.

To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or Deposited Securities, the American Depositary Shares, the Receipts or the Deposit Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

30.

TEMPORARY ADRS, TEMPORARY ADSS, EXCHANGE OF TEMPORARY ADSS FOR ADSS.

In the event the Company or any of its affiliates offers Shares in the form of ADSs and such ADSs initially represent Certificates of Payment, such ADSs (hereinafter, “Temporary ADSs”) shall be assigned a unique CUSIP number until such time as the Temorary ADSs no longer represent Certificates of Payment. The Company undertakes to make Shares available in exchange for Certificates of Payment.  The Depositary shall thereupon surrender any Certificates of Payment then eligible for exchange with the Company and the Company shall deliver Shares to the Depositary in exchange therefor.  Upon receipt by the Depositary or the Custodian of Shares in exchange for Certificates of Payment, the Depositary will instruct DTC to transfer the number of Temporary ADSs held by DTC participants under the relevant number assigned to the non-temporary ADSs (the “Standard ADSs”), and thenceforth such ADSs shall bear the same CUSIP and ISIN numbers as the Standard ADSs.  Holders and Beneficial Owners of such Temporary ADSs shall thereafter be Holders and Beneficial Owners of Standard ADSs and shall have all of the rights and obligations set forth under the Deposit Agreement and the ADRs evidencing the Standard ADSs.